                                                                                                                                        Exhibit 10.02

LOGISTICS SERVICES TERMINATION AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, AIT Worldwide Logistics, Inc. and Cargo Connection Logistics-International, Inc., collectively known as “the parties” agree as follows:

1.	The Agreement for Logistics Services, date April 13th, 2007 is terminated, effective May 30th, 2008.
2.	AIT agrees to pay Cargo Connection Logistics-International, Inc. the sum of $15,000 in June 2008, $15,000 in July 2008, and $15,000 in August 2008 on the first of each of the months noted.
3.	Other than the payments due under number 2 above, and any other invoices owed by AIT Worldwide Logistics, this termination agreement satisfies all financial obligations between the parties.
4.	AIT Worldwide Logistics will vacate the premises, located at 491 Supreme Drive, Bensenville, IL, by May 30th, 2008.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

Agreed to By:

AIT Worldwide Logistics, Inc.	Cargo Connection Logistics-International, Inc.
/s/ Dave Buss	/s/ Kenneth J. Ryan
Dave Buss	Kenneth J. Ryan
Title: VP Global OPS	Title: Vice President

Date: 5-28-08	Date: 05-28-08